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                                                                   EXHIBIT 23(c)


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated March 15, 1996, with respect to the consolidated financial statements of LNH REIT, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1995, filed with the Securities and Exchange Commission, in the Registration Statement (Form S-3) and related Prospectus of EastGroup Properties for the registration of an aggregate of shares of beneficial interest, preferred shares, depositary shares and debt securities up to $100,000,000.


                                              ERNST & YOUNG LLP


Jackson, Mississippi
August 7, 1996